

<ARTICLE> UT
<LEGEND> This schedule contains Unicom Corporation's summary financial information extracted from the Consolidated Balance Sheet and Statement of
Consolidated Capitalization as of June 30, 1995, and the related Statements of
Consolidated Income, Retained Earnings and Cash Flows for the six months ended
June 30, 1995, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000918040
<NAME>     Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               JUN-30-1995
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   17,147,592
<OTHER-PROPERTY-AND-INVEST>                  1,271,593
<TOTAL-CURRENT-ASSETS>                       1,422,565
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               3,194,916
<TOTAL-ASSETS>                              23,036,666
<COMMON>                                     4,900,697
<CAPITAL-SURPLUS-PAID-IN>                            0
<RETAINED-EARNINGS>                            586,714
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,483,643<F2>
<PREFERRED-MANDATORY>                          289,183<F3>
<PREFERRED>                                    508,109<F3>
<LONG-TERM-DEBT-NET>                         7,315,678<F4><F5>
<SHORT-TERM-NOTES>                               7,150
<LONG-TERM-NOTES-PAYABLE>                            0<F5>
<COMMERCIAL-PAPER-OBLIGATIONS>                  40,000
<LONG-TERM-DEBT-CURRENT-PORT>                  268,756
<PREFERRED-STOCK-CURRENT>                       17,801<F3>
<CAPITAL-LEASE-OBLIGATIONS>                    396,452
<LEASES-CURRENT>                               181,976
<OTHER-ITEMS-CAPITAL-AND-LIAB>               8,527,918
<TOT-CAPITALIZATION-AND-LIAB>               23,036,666
<GROSS-OPERATING-REVENUE>                    3,137,657
<INCOME-TAX-EXPENSE>                           161,643<F6>
<OTHER-OPERATING-EXPENSES>                   2,438,289
<TOTAL-OPERATING-EXPENSES>                   2,600,458
<OPERATING-INCOME-LOSS>                        537,199
<OTHER-INCOME-NET>                            (36,780)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 500,945
<TOTAL-INTEREST-EXPENSE>                       303,478
<NET-INCOME>                                   197,467
<PREFERRED-STOCK-DIVIDENDS>                          0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                  197,467
<COMMON-STOCK-DIVIDENDS>                       171,717
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                       1,017,844
<EPS-PRIMARY>                                     0.92
<EPS-DILUTED>                                        0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> Includes a deduction of $3,768 thousand for preference stock expense of subsidiary (Commonwealth Edison Company).

<F3> Preferred and preference stocks of subsidiary (Commonwealth Edison
     Company).

<F4> Long-term debt of subsidiaries (Commonwealth Edison Company and Unicom
     Enterprises Inc.).

<F5> $1,288,750 thousand of notes and long-term notes payable to banks is included in LONG-TERM-DEBT-NET.

<F6> A tax benefit of $526 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.

<F7> A $33,773 thousand provision for preferred and preference stock dividends of subsidiary (Commonwealth Edison Company) is included in OTHER-INCOME-NET.

<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.



